EXHIBIT 99.1

    American Software Reports Preliminary Second Quarter of Fiscal Year 2008

                                     Results

        Operating Earnings Increase 56% driven by 17% Growth in Revenues

      ATLANTA, Dec. 6 /PRNewswire-FirstCall/ -- American Software, Inc. (Nasdaq:
AMSWA) today reported financial results for the second quarter of fiscal year 2008, achieving 27 consecutive quarters of profitability.

      Key second quarter financial highlights include:

      * Total revenues for the quarter ended October 31, 2007 were $23.6 million, an increase of 17% over the second quarter of fiscal 2007;

      * Software license fees for the quarter ended October 31, 2007 were $4.8 million, an increase of 11% over the second quarter of fiscal 2007;

      * Services and other revenues for the second quarter ended October 31, 2007 were $11.6 million; an increase of 25% over the second quarter of fiscal 2007;

      * Maintenance revenues for the quarter ended October 31, 2007 were $7.2 million, an increase of 9% over the second quarter of fiscal 2007; and

      * Operating earnings for the quarter ended October 31, 2007 were $2.8 million, an increase of 56% over the second quarter of fiscal 2007.

      GAAP net earnings were approximately $2.5 million or $0.10 per fully diluted share for the second quarter of fiscal 2008 compared to $1.8 million or $0.07 per fully diluted share for the same period last year. Adjusted net earnings, which excludes stock option compensation expense and acquisition-related amortization of intangibles, were $2.8 million or $0.11 per fully diluted share for the quarter ended October 31, 2007, compared to $2.1 million or $0.08 per fully diluted share for the same period last year.

      Total revenues for the six months ended October 31, 2007 were $45.3 million or a 12% increase compared to $40.4 million for the comparable period last year. Software license fees for the six-month period were $9.9 million or a 14% increase compared to $8.7 million during the same period last year. Services and other revenues were $21.4 million or a 16% increase compared to $18.5 million in the same period last year. Maintenance revenues were $14.0 million or a 6% increase compared to $13.2 million in the same period last year. For the six months ended October 31, 2007, the Company reported operating earnings of approximately $5.3 million, a 54% increase compared to operating income of $3.4 million for the same period last year. GAAP net earnings were approximately $4.5 million or $0.17 per fully diluted share for the six months ended October 31, 2007 compared to $3.1 million or $0.12 per fully diluted share for the same period last year. Adjusted net earnings year to date as of October 31, 2007, which excludes stock option compensation expense and acquisition-related amortization of intangibles, were $5.0 million or $0.19 earnings per fully diluted share compared to $3.7 million or $0.14 earnings per fully diluted share for the same period last year.
      The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.
      The overall financial condition of the Company remains strong, with cash and investments of approximately $76.4 million and no debt as of October 31, 2007. This is an increase in cash and investments of approximately $11.3 million compared to October 31, 2006.
      "American Software posted a strong performance for the second quarter of fiscal 2008, delivering an impressive 56% growth in operating earnings fueled by 17% growth in total revenues," stated James C. Edenfield, president and CEO of American Software. "With 27 consecutive quarters of profitability and positive cash flow, we will continue to use our financial strength to reinvest in the Company and expect to provide a tangible benefit to our shareholders with a quarterly dividend."

      Additional highlights for the second quarter of fiscal year 2008 include:

      Customers:

      * Notable new and existing customers placing orders with the Company in the second quarter include: Atek Medical, Caremark International, CooperVision, Cypress Medical, Henkel North America, Interface Modernform, Nike, PPG Refinish, Premier Farnell, Electrolux, Modern Amusement, SanMar Corporation, SEPTA, Stiefel Laboratories, and Whatman International.

      * During the quarter, software license agreements were signed with customers located in 13 countries including; Australia, Brazil, Canada, China, France, Germany, Italy, Malaysia, South Africa, Switzerland, Thailand, the United Kingdom, and the United States.

      * New Generation Computing Inc. (NGC), a wholly owned subsidiary of the Company, announced that Parigi Group, a leader in apparel for fashion conscious kids and tweens, is implementing NGC's e-PLM and e-SPS(R) software to manage its worldwide product development and supply chain operations. With offices in New York and Hong Kong and factories throughout the world, Parigi Group sought a solution that would provide end-to-end visibility and enhance global collaboration, allowing the company to improve time to market and manage its increasingly complex, fast-paced business. Parigi Group found the ideal solution with e-PLM and e-SPS, an integrated application for Product Development and Global Sourcing that provides real-time visibility into each step of the product lifecycle.

      * NGC announced that Modern Amusement has implemented its RedHorse(R) software, a complete ERP solution that is designed specifically for Fashion, Apparel, Retail and Footwear. NGC's rapid implementation services enabled Modern Amusement to go live in four weeks with key business functions including purchasing and receiving, customer order processing, invoicing and accounts receivable, inventory control, and EDI. Modern Amusement, a premier designer of men's and women's sportswear, swimwear, and accessories, chose RedHorse based on its out-of-the-box, industry-specific functionality combined with ease of use and comprehensive reporting capabilities.

      * NGC announced that Bombay Industries and Alex Cannon have implemented NGC's RedHorse(R) software, a complete ERP solution that is designed specifically for Fashion, Apparel and Footwear. The system was deployed in production at both companies in 45 days. Alex Cannon, a leading men's casual sportswear brand sold in better department and specialty stores, selected RedHorse in May 2007 after extensive vendor evaluation.

      * American Software USA announced that Southeastern Pennsylvania Transportation Authority (SEPTA) has licensed the Company's web-based procurement, requisitioning and forms systems. These systems are fully integrated with the SEPTA ERP system.

      * Logility customer Intertape Polymer Group (IPG) was featured along with Logility in an APICS webcast "Forecasting a Profitable Supply Chain". The webcast focused on how companies can improve forecast accuracy to increase supply chain profitability and discussed how IPG improved forecast accuracy, accelerated inventory turns and increased profitability with the help of Logility Voyager Solutions. "Forecasting a Profitable Supply Chain" was also a featured presentation at the APICS national conference held October 21-23, 2007.

      * Logility's Supply Chain Power Hour "Buckle Up Transportation Savings" was the latest webcast in Logility's popular supply chain educational series. The webcast featured Logility customer Rockline Industries and Ian Hobkirk, senior analyst, logistics, AberdeenGroup who provided participants with the latest insights on centralizing transportation management to reduce costs and improve overall supply chain performance.

      * Logility and Shaw Industries were featured in an APICS webcast on Sales and Operations Planning. The webcast, "S&OP: Turning Blame into Gain", focused on how companies can compete more effectively by synchronizing corporate planning processes with an integrated S&OP planning solution.

    Products and Technology:

      * Demand Management, a wholly-owned subsidiary of Logility and a global resource for managing the supply chain, announced the addition of service parts management capabilities to its replenishment software solution. These capabilities automate the process of planning and aligning service parts inventories, resources, and processes to ensure optimal customer service and response with minimal risk and cost.

      * Logility announced its new Carrier On-Boarding Service to accelerate implementations of Voyager Transportation Planning and Management. The new Carrier Portal, EDI and Carrier On-boarding capabilities streamline the business processes and communication with carriers and further accelerates rapid ROI by enabling visibility into loads, tenders, bids, shipment status information and freight payment.

      * American Software was named to Software Magazine's annual Software 500, a revenue-based ranking of the world's largest software and services suppliers. American Software has consistently improved its position for the past three years.

      About American Software, Inc.
      Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, Brown Shoe Company, BP (British Petroleum), Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact:
American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: www.amsoftware.com or e-mail: ask@amsoftware.com.

      Forward-Looking Statements
      This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company's ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2007 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

      e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                             AMERICAN SOFTWARE, INC.
                Consolidated Statements of Operations Information
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                 Second Quarter Ended                Six Months Ended
                                                          ---------------------------------    --------------------------------
                                                                     October 31,                        October 31,
                                                                                    Pct                                   Pct
                                                            2007        2006        Chg.         2007        2006         Chg.
                                                          --------    --------    ---------    --------    --------    --------
Revenues:
        License                                           $  4,806    $  4,333          11%    $  9,926    $  8,706          14%
        Services & other                                    11,634       9,280          25%      21,421      18,543          16%
        Maintenance                                          7,179       6,612           9%      13,994      13,157           6%
                                                          --------    --------    --------     --------    --------    --------
              Total Revenues                                23,619      20,225          17%      45,341      40,406          12%
                                                          --------    --------    --------     --------    --------    --------

Cost of Revenues:
        License                                              1,550       1,605          (3%)      3,235       3,059           6%
        Services & other                                     8,450       6,300          34%      15,273      12,944          18%
        Maintenance                                          1,880       1,791           5%       3,641       3,568           2%
                                                          --------    --------    --------     --------    --------    --------
              Total Cost of Revenues                        11,880       9,696          23%      22,149      19,571          13%
                                                          --------    --------    --------     --------    --------    --------
Gross Margin                                                11,739      10,529          11%      23,192      20,835          11%
                                                          --------    --------    --------     --------    --------    --------
Operating expenses:
        Research and development                             2,459       2,313           6%       4,894       4,628           6%
        Less: capitalized development                         (630)       (587)          7%      (1,155)     (1,183)         (2%)
        Sales and marketing                                  3,820       3,523           8%       7,212       7,040           2%
        General and administrative                           3,244       3,427          (5%)      6,762       6,735           0%
        Acquisition related amortization of intangibles         87          87           0%         174         175          (1%)
                                                          --------    --------    --------     --------    --------    --------
              Total Operating Expenses                       8,980       8,763           2%      17,887      17,395           3%
                                                          --------    --------    --------     --------    --------    --------
Operating Earnings                                           2,759       1,766          56%       5,305       3,440          54%
                                                          --------    --------    --------     --------    --------    --------
        Interest Income & Other, Net                         1,664       1,466          14%       2,580       2,071          25%
                                                          --------    --------    --------     --------    --------    --------
Earnings Before Income Taxes and Minority Interest           4,423       3,232          37%       7,885       5,511          43%
        Income Tax Expense                                   1,665       1,273          31%       2,936       2,178          35%
        Minority Interest Expense                              214         138          55%         450         265          70%
                                                          --------    --------    --------     --------    --------    --------
Net Earnings                                              $  2,544    $  1,821          40%    $  4,499    $  3,068          47%
                                                          ========    ========    ========     ========    ========    ========
Earnings per common share: (1)
        Basic:                                            $   0.10    $   0.07          43%    $   0.18    $   0.13          38%
                                                          ========    ========    ========     ========    ========    ========
        Diluted:                                          $   0.10    $   0.07          43%    $   0.17    $   0.12          42%
                                                          ========    ========    ========     ========    ========    ========

Weighted average number of common shares outstanding:
              Basic                                         25,530      24,534                   25,328      24,529
              Diluted                                       26,658      25,645                   27,080      25,628

Reconciliation of Adjusted Net Earnings:
Net Earnings                                              $  2,544    $  1,821                 $  4,499    $  3,068
Acquisition related amortization of intangibles (2)             87          87                      174         175
Stock-based compensation (2)                                   180         217                      359         442
                                                          --------    --------    --------     --------    --------    --------
Adjusted Net Earnings                                     $  2,811    $  2,125          32%    $  5,032    $  3,685          37%
                                                          ========    ========    ========     ========    ========    ========

Adjusted Net Earnings per Diluted Share                   $   0.11    $   0.08          38%    $   0.19    $   0.14          36%
                                                          ========    ========    ========     ========    ========    ========


(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.10 and $0.07 for the three months ended October 31, 2007 and 2006 and $0.18 and $0.13 for the six months ended October 31, 2007 and 2006.

(2) - Not income tax affected

--------------------------------------------------------------------------------
                             AMERICAN SOFTWARE, INC.
                     Consolidated Balance Sheet Information
                                 (In thousands)
                                   (Unaudited)
                                                October 31,    April 30,
                                                   2007           2007
                                                -----------    ---------

Cash and Short-term investments                 $    76,412    $  72,769
Accounts Receivable:
     Billed                                          12,027       12,489
     Unbilled                                         5,238        3,860
                                                -----------    ---------
Total Accounts Receivable,net                        17,265       16,349
Prepaids & Other                                      2,985        2,560
                                                -----------    ---------
     Current Assets                                  96,662       91,678

PP&E, net                                             6,909        7,080
Capitalized Software, net                             5,997        6,137
Goodwill                                             11,503       11,210
Other Intangibles                                     1,264        1,472
Non-current Assets                                      228          239
                                                -----------    ---------
     Total Assets                               $   122,563    $ 117,816
                                                ===========    =========

Accounts Payable                                $     1,589    $   1,138
Other Current Liabilities                             6,377        8,853
Dividend Payable                                      2,300        1,984
Deferred Income Tax Liability                           846          911
Deferred Revenues                                    15,269       15,441
                                                -----------    ---------
            Current Liabilities                      26,381       28,327

Deferred Income Tax Liability                         1,579        1,697
Minority Interest                                     5,712        5,061
Shareholders' Equity                                 88,891       82,731
                                                -----------    ---------
     Total Liabilities & Shareholders' Equity   $   122,563    $ 117,816
                                                ===========    =========